Exhibit 10.1.19
DISCHARGE AGREEMENT
     This Agreement is made as of this 17th day of April, 2009 by and between HANOVER CAPITAL MORTGAGE HOLDINGS, INC. (the “Company”) and WILMINGTON TRUST COMPANY, as trustee (the “Trustee”).
     WHEREAS, the Company has issued its $20,620,000 Junior Subordinated Debt Securities due 2035 (the “Securities”) pursuant to an Indenture (the “Indenture”), dated as of November 4, 2005, between the Company and the Trustee;
     WHEREAS, pursuant to Section 12.01 of the Indenture, (i) the Trustee has received for cancellation all of the Securities previously authenticated under the Indenture (other than Securities that have been destroyed, lost or stolen), (ii) the Company has paid or caused to be paid all other sums payable by the Company under the Indenture and (iii) the Company has delivered an Officers’ Certificate and Opinion of Counsel each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with by the Company; and
     WHEREAS, the Company has requested that the Trustee execute proper instruments acknowledging satisfaction and discharge of the Indenture;
     NOW THEREFORE, the Company and the Trustee hereby agree as follows:
     1. The Trustee hereby acknowledges the full satisfaction and discharge of the Indenture and the Securities, and the Indenture and the Securities and the estate and rights granted thereunder shall cease to be of further effect, except with respect to any rights and obligations under or referenced in Section 12.01 of the Indenture, which shall survive such satisfaction and discharge.
     2. The Company and the Trustee are hereby released from and against all of their respective liabilities, obligations and covenants under the terms of the Indenture and the Securities, subject to the survival of specified provisions as set forth in Paragraph 1 hereof.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
By:	/s/ John A. Burchett
John A. Burchett
Chairman, President and Chief Executive Officer

WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ Michael G. Oller
	Name:	Michael G. Oller
	Title:	Assistant Vice President

AGREED TO AND ACKNOWLEDGED BY: HANOVER STATUTORY TRUST II
By:	/s/ Irma N. Tavares
	Name:	Irma N. Tavares
	Title:	Administrator